UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

GREEN SUPPLEMENTS ONLINE INC.

(Exact name of registrant as specified in its charter)

Nevada	33-1227348
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

112 N. CURRY STREET, CARSON CITY NV	89703
(Address of principal executive offices)	(Zip Code)

____________________________

(Former name and address)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:   [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:   [X]

Securities Act registration statement file number to which this form relates: 333-189909

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be So Registered None	Name of Each Exchange On Which Each Class Is To Be Registered N/A

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, par value $0.001 per share

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the securities to be registered by Green Supplements Online Inc., a Nevada corporation (the “Registrant”), is contained in the sections entitled “Prospectus Summary,” “Dividend Policy,” “Description of Capital Stock,” and “Shares Eligible for Future Sale” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933 (No. 333-189909), as originally filed with the Securities and Exchange Commission on July 12, 2013, and as subsequently amended prior to effectiveness, and as will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2. EXHIBITS.

The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

ExhibitNumber	Description of Exhibit

1

The Registrant’s Registration Statement on Form S-1 (No. 333-189909) (the “Registration Statement”), as filed with the Securities and Exchange Commission on July 12, 2013 and as subsequently amended – incorporated herein by reference.

2	Amended and Restated Certificate of Incorporation of the Registrant – incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

3	Amended and Restated Bylaws of the Registrant – incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly   caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN SUPPLEMENTS ONLINE INC.

By:	/s/ Vyacheslav Semenets
Vyacheslav Semenets
President, Chief Executive Officer and Secretary

   Date:  August 11, 2014